Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES THIRD QUARTER 2024 RESULTS

COMPANY ALSO ANNOUNCES CHAIR, PRESIDENT AND CEO SHELLY IBACH TO RETIRE

•Reported third quarter net sales of $427 million; delivered adjusted EBITDA of $28 million for the quarter which was consistent with expectations
•Achieved gross margin rate of 60.8% for the third quarter, up 340 basis points versus last year, ahead of expectations and the highest quarterly gross margin rate since the third quarter of 2021
•Reduced operating expenses by $17 million for the third quarter and $60 million year-to-date (before restructuring costs)
•Increased year-to-date free cash flow by $50 million compared with the same period last year
•Updated full-year 2024 adjusted EBITDA outlook to a revised range of $115 million to $125 million

MINNEAPOLIS – (October 30, 2024) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended September 28, 2024.

“Our actions throughout the business over the past year are driving sustainable operating model improvements and contributing to our increased financial flexibility and durability. Our initiatives drove broad cost efficiencies and a gross margin rate improvement to 60.8%, resulting in third quarter adjusted EBITDA of $28 million, which was in-line with expectations even with persistent consumer demand weakness,” said Shelly Ibach, Chair, President and CEO. “At the same time, we continue to leverage our innovation superiority to provide customers with life-changing sleep solutions, like our new ClimateCool™ smart bed.”

“Throughout my tenure, I have been inspired by our team’s commitment to our purpose, beloved brand, and pioneering smart beds that deliver proven quality sleep,” added Ibach. “As I transition to retirement, our talented team and strong competitive advantages, combined with our increased financial resilience, give me confidence in Sleep Number’s continued market leadership and its ability to accelerate profitable growth and value creation for all stakeholders when industry demand recovers.”

Third Quarter Overview

•Net sales of $427 million were down 10% versus the prior year, including approximately two percentage points of pressure from year-over-year order backlog changes and one-point of pressure from lower store count versus the prior year
•Gross margin of 60.8% was up 340 basis points versus the prior year, driven by year-over-year product cost reductions through value engineering and ongoing supplier negotiations, favorable product mix, and efficiency gains in our home delivery and logistics operations
•Operating expenses of $249 million (before restructuring charges) were down $17 million versus the prior year’s third quarter, with year-to-date operating expenses down $60 million (before restructuring charges)
•Adjusted EBITDA of $28 million was up 11% compared to the prior year, with an adjusted EBITDA margin of 6.5%, up 120 bp versus the prior year

Sleep Number Announces Third-quarter 2024 Results - Page 2 of 12
Cash Flow Review

•Net cash provided by operating activities of $51 million for the first nine months of the year, up $19 million, or 60%, versus the same period last year
•Free cash flow of $34 million for the first nine months of the year, up $50 million versus the same period last year
•Leverage ratio of 4.2x EBITDAR at the end of the third quarter versus covenant maximum of 5.0x for the quarter

Financial Outlook

With ongoing weakness in the bedding industry, the company has updated its full-year 2024 adjusted EBITDA outlook to a revised range of $115 million to $125 million. The company expects 2024 full-year net sales to be down approximately 10%, consistent with year-to-date net sales performance. The company’s outlook includes at least 150 basis points of gross margin rate improvement for the year. The company expects to generate $10 million to $20 million of free cash flow for the year with capital expenditures of approximately $25 million.

CEO Retirement and Board and Governance Changes

In a separate release today, the company announced the following:

•Ibach to retire no later than the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), following a comprehensive search to identify her successor conducted by an independent executive search firm
•Ibach will not stand for reelection to the Board at the 2025 Annual Meeting, at which time, the Board intends to appoint Michael J. Harrison as independent Chair of the Board
•The Board intends to reduce its size, with two longer serving directors to retire at or before the 2026 Annual Meeting
•The Board intends to amend the company’s governing documents, requesting shareholder approval at the 2025 Annual Meeting to begin a process to declassify the Board and adopt a majority voting standard for approval of mergers and amendments to the company’s Articles of Incorporation

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days. We have also posted an updated investor presentation to the investor relations area of the Sleep Number website.

Sleep Number Announces Third-quarter 2024 Results - Page 3 of 12
About Sleep Number Corporation

Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved nearly 16 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our more than 29 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 3,700 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in nearly 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance, such as the statements that the company is driving sustainable operating model improvements and contributing to its increased financial flexibility and durability, continues to leverage its innovation superiority to provide customers with life-changing sleep solutions, and is positioned for continued market leadership and to accelerate profitable growth and value creation for all stakeholders when demand recovers; statements about the company’s financial outlook, including the company’s expected 2024 adjusted EBITDA and future net sales, demand, gross margin, and free cash flow expectations; and statements about its CEO and Board retirements and governance changes are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Third-quarter 2024 Results - Page 4 of 12

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 28, 2024	% of Net Sales	September 30, 2023	% of Net Sales
Net sales	$426,617	100.0%	$472,648	100.0%
Cost of sales	167,089	39.2%	201,537	42.6%
Gross profit	259,528	60.8%	271,111	57.4%
Operating expenses:
Sales and marketing	205,480	48.2%	221,143	46.8%
General and administrative	33,070	7.8%	31,948	6.8%
Research and development	10,583	2.5%	12,633	2.7%
Restructuring costs	1,963	0.5%	—	0.0%
Total operating expenses	251,096	58.9%	265,724	56.2%
Operating income	8,432	2.0%	5,387	1.1%
Interest expense, net	12,057	2.8%	10,958	2.3%
Loss before income taxes	(3,625)	(0.8%)	(5,571)	(1.2%)
Income tax benefit	(489)	(0.1%)	(3,253)	(0.7%)
Net loss	$(3,136)	(0.7%)	$(2,318)	(0.5%)

Net loss per share – basic	$(0.14)		$(0.10)

Net loss per share – diluted	$(0.14)		$(0.10)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,643		22,479
Dilutive effect of stock-based awards	—		—
Diluted weighted-average shares outstanding	22,643		22,479

For the three months ended September 28, 2024 and September 30,2023, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Third-quarter 2024 Results - Page 5 of 12

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 28, 2024	% of Net Sales	September 30, 2023	% of Net Sales
Net sales	$1,305,479	100.0%	$1,457,964	100.0%
Cost of sales	528,287	40.5%	612,343	42.0%
Gross profit	777,192	59.5%	845,621	58.0%
Operating expenses:
Sales and marketing	596,392	45.7%	649,410	44.5%
General and administrative	111,722	8.6%	111,144	7.6%
Research and development	34,602	2.7%	42,521	2.9%
Restructuring costs	14,382	1.1%	—	0.0%
Total operating expenses	757,098	58.0%	803,075	55.1%
Operating income	20,094	1.5%	42,546	2.9%
Interest expense, net	36,626	2.8%	30,008	2.1%
(Loss) income before income taxes	(16,532)	(1.3%)	12,538	0.9%
Income tax (benefit) expense	(863)	(0.1%)	2,637	0.2%
Net (loss) income	$(15,669)	(1.2%)	$9,901	0.7%

Net (loss) income per share – basic	$(0.69)		$0.44

Net (loss) income per share – diluted	$(0.69)		$0.44

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,588		22,412
Dilutive effect of stock-based awards	—		146
Diluted weighted-average shares outstanding	22,588		22,558

For the nine months ended September 28, 2024, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Third-quarter 2024 Results - Page 6 of 12
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	September 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$1,592	$2,539
Accounts receivable, net of allowances of $1,134 and $1,437, respectively	17,026	26,859
Inventories	93,039	115,433
Prepaid expenses	17,827	16,660
Other current assets	40,784	44,637
Total current assets	170,268	206,128
Non-current assets:
Property and equipment, net	140,406	179,503
Operating lease right-of-use assets	367,133	395,411
Goodwill and intangible assets, net	66,468	66,634
Deferred income taxes	27,267	20,253
Other non-current assets	93,109	82,951
Total assets	$864,651	$950,880
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$516,500	$539,500
Accounts payable	127,990	135,901
Customer prepayments	43,514	49,143
Accrued sales returns	19,688	22,402
Compensation and benefits	28,909	28,273
Taxes and withholding	17,685	17,134
Operating lease liabilities	82,488	81,760
Other current liabilities	57,268	61,958
Total current liabilities	894,042	936,071
Non-current liabilities:
Operating lease liabilities	318,665	351,394
Other non-current liabilities	100,728	105,343
Total non-current liabilities	419,393	456,737
Total liabilities	1,313,435	1,392,808
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,371 and 22,235 shares issued and outstanding, respectively	224	222
Additional paid-in capital	25,527	16,716
Accumulated deficit	(474,535)	(458,866)
Total shareholders’ deficit	(448,784)	(441,928)
Total liabilities and shareholders’ deficit	$864,651	$950,880

Sleep Number Announces Third-quarter 2024 Results - Page 7 of 12
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net (loss) income	$(15,669)	$9,901
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	50,379	55,196
Stock-based compensation	9,541	10,872
Net loss on disposals and impairments of assets	2,457	464
Deferred income taxes	(7,014)	(13,433)
Changes in operating assets and liabilities:
Accounts receivable	9,833	7,374
Inventories	22,394	(2,190)
Income taxes	1,708	3,571
Prepaid expenses and other assets	(8,012)	(5,903)
Accounts payable	4,980	5,199
Customer prepayments	(5,629)	(27,279)
Accrued compensation and benefits	788	(6,923)
Other taxes and withholding	(1,157)	5
Other accruals and liabilities	(13,775)	(5,038)
Net cash provided by operating activities	50,824	31,816

Cash flows from investing activities:
Purchases of property and equipment	(17,218)	(48,022)
Proceeds from sales of property and equipment	156	10
Issuance of notes receivable	(2,942)	(1,317)
Net cash used in investing activities	(20,004)	(49,329)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(31,039)	20,334
Repurchases of common stock	(728)	(3,711)
Proceeds from issuance of common stock	—	428
Net cash (used in) provided by financing activities	(31,767)	16,627

Net decrease in cash and cash equivalents	(947)	(886)
Cash and cash equivalents, at beginning of period	2,539	1,792
Cash and cash equivalents, at end of period	$1,592	$906

Sleep Number Announces Third-quarter 2024 Results - Page 8 of 12
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Percent of sales:
Retail stores	87.8%	86.6%	87.9%	87.1%
Online, phone, chat and other	12.2%	13.4%	12.1%	12.9%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(7%)	(14%)	(9%)	(11%)
Online, phone and chat	(18%)	(14%)	(17%)	(13%)
Total Retail comparable sales change	(9%)	(14%)	(10%)	(11%)
Net opened/closed stores and other	(1%)	1%	0%	1%
Total Company	(10%)	(13%)	(10%)	(10%)

Stores open:
Beginning of period	646	672	672	670
Opened	1	8	11	27
Closed	(4)	(2)	(40)	(19)
End of period	643	678	643	678

Other metrics:
Average sales per store ($ in 000's) [1]	$2,670	$2,952
Average sales per square foot [1]	$863	$963
Stores > $2 million net sales [2]	60%	67%
Stores > $3 million net sales [2]	20%	27%
Average revenue per smart bed unit [3]	$5,771	$5,640	$5,778	$5,822

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces Third-quarter 2024 Results - Page 9 of 12
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation, restructuring costs and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net (loss) income	$(3,136)	$(2,318)	$(40,857)	$4,471
Income tax (benefit) expense	(489)	(3,253)	(7,966)	1,346
Interest expense	12,057	10,958	49,313	37,641
Depreciation and amortization	15,859	18,200	67,335	72,338
Stock-based compensation	1,432	982	13,523	15,511
Restructuring costs [1]	1,963	—	30,110	—
Asset impairments	—	292	198	491
Adjusted EBITDA	$27,686	$24,861	$111,656	$131,798

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.

Free Cash Flow
(in thousands)

	Nine Months Ended		Trailing Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net cash provided by (used in) operating activities	$50,824	$31,816	$9,980	$(12,168)
Subtract: Purchases of property and equipment	17,218	48,022	26,252	64,668
Free cash flow	$33,606	$(16,206)	$(16,272)	$(76,836)

Note - Our Adjusted EBITDA calculations and Free Cash Flow data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2024 Results - Page 10 of 12
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

Our calculation of Net Leverage Ratio under Revolving Credit Facility was changed effective with the amendment of our credit facility on November 2, 2023. Prior to the amendment, the calculation included capitalized operating lease obligations based on a multiple of six times annual rent expense. The amendment replaced this line item with operating lease liabilities included in our financial statements under ASC 842. The calculations in accordance with the November 2, 2023 amendment are presented below. The prior year is presented in conformity with the November 2, 2023 amendment.

	Trailing Twelve Months Ended
	September 28, 2024	September 30, 2023
Borrowings under revolving credit facility	$516,500	$488,000
Outstanding letters of credit	7,147	7,147
Finance lease obligations	261	338
Consolidated funded indebtedness	$523,908	$495,485
Operating lease liabilities [1]	401,153	439,722
Total debt including operating lease liabilities (a)	$925,061	$935,207

Adjusted EBITDA (see above)	$111,656	$131,798
Consolidated rent expense	108,863	113,204
Consolidated EBITDAR (b)	$220,519	$245,002
Net Leverage Ratio under revolving credit facility (a divided by b)	4.2 to 1.0	3.8 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842. The prior period has been updated to reflect this calculation.

Note - Our Net Leverage Ratio under Revolving Credit Facility, Adjusted EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2024 Results - Page 11 of 12
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	September 28, 2024	September 30, 2023
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$490	$43,458
Add: Operating lease interest [1]	27,371	27,497
Less: Income taxes [2]	(5,474)	(1,168)
Adjusted NOPAT	$22,387	$69,787

Average adjusted invested capital
Total deficit	$(448,784)	$(420,687)
Add: Long-term debt [3]	516,761	488,338
Add: Operating lease liabilities [4]	401,153	439,722
Total adjusted invested capital at end of period	$469,130	$507,373

Average adjusted invested capital [5]	$502,494	$469,782

Adjusted ROIC [6]	4.5%	14.9%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 19.6% and 1.6% for September 28, 2024 and September 30, 2023, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - The Company's Adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Third-quarter 2024 Results - Page 12 of 12
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	September 28, 2024			September 30, 2023
	As Reported	Restructuring Costs [1,2]	As Adjusted	As Reported
Operating income	$8,432	$1,963	$10,395	$5,387
Interest expense, net	12,057	—	12,057	10,958
Loss before income taxes	(3,625)	1,963	(1,662)	(5,571)
Income tax (benefit) expense	(489)	465	(24)	(3,253)
Net loss	$(3,136)	$1,498	$(1,638)	$(2,318)

Net (loss) income per share:
Basic	$(0.14)	$0.07	$(0.07)	$(0.10)
Diluted	$(0.14)	$0.07	$(0.07)	$(0.10)

Basic Shares	22,643	22,643	22,643	22,479
Diluted Shares	22,643	22,643	22,643	22,479

	Nine Months Ended
	September 28, 2024			September 30, 2023
	As Reported	Restructuring Costs [1,2]	As Adjusted	As Reported
Operating income	$20,094	$14,382	$34,476	$42,546
Interest expense, net	36,626	—	36,626	30,008
(Loss) income before income taxes	(16,532)	14,382	(2,150)	12,538
Income tax (benefit) expense	(863)	3,409	2,546	2,637
Net (loss) income	$(15,669)	$10,973	$(4,696)	$9,901

Net (loss) income per share:
Basic	$(0.69)	$0.49	$(0.20)	$0.44
Diluted	$(0.69)	$0.49	$(0.20)	$0.44

Basic Shares	22,588	22,588	22,588	22,412
Diluted Shares	22,588	22,588	22,588	22,558

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.
2 The income tax expense is calculated using the estimated U.S. federal and state statutory tax rate of 23.7%.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.